UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2013

__________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place

Suite 300

Mill Valley, California 94941

(Address of principal executive offices and Zip Code)

(415) 389-7373

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers

(e) Redwood Trust, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders on May 16, 2013 (the “Annual Meeting”). During the Annual Meeting, stockholders voted to approve an amendment and restatement of the 2002 Redwood Trust, Inc. Incentive Plan (the “Incentive Plan”).  There are three material differences between the prior Incentive Plan and the amended and restated Incentive Plan. Under the amended and restated Incentive Plan: (i) the number of shares available for issuance under the Incentive Plan was increased by 1,000,000 shares; (ii) the maximum number of shares that may be the subject of awards granted as stock options and stock appreciation rights during any calendar year increased to a maximum amount of 1,000,000 shares and no more than 1,000,000 shares of common stock may be the subject of awards to any one individual during any calendar year if the awards are intended to be performance-based compensation for purposes of Section 162(m); and (iii) the value of annual Incentive Plan awards to non-employee directors was capped at $500,000.  A copy of the amended and restated Incentive Plan is attached hereto as Exhibit 10.1.  The amended and restated Incentive Plan was approved by the Company’s Board of Directors on March 21, 2013.

In addition, during the Annual Meeting, stockholders voted to approve an amendment to the 2002 Redwood Trust, Inc. Employee Stock Purchase Plan (the “ESPP”) to increase by 150,000 shares the number of shares of common stock available for purchase under the ESPP. A copy of the amended ESPP is attached hereto as Exhibit 10.2.  This amendment was approved by the Company’s Board of Directors on March 21, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

(a) As noted above in Item 5.02, the Company held its Annual Meeting on May 16, 2013. At the Annual Meeting, stockholders approved an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 165,000,000 to 180,000,000.  The amendment was approved by the Company’s Board of Directors on March 21, 2013. A description of the amendment was included in the Company’s 2013 annual proxy statement, which was filed with the SEC on April 2, 2013.

A copy of the Articles of Amendment to the Charter is attached hereto as Exhibit 3.1.  The Articles of Amendment to the Charter became effective upon filing with the State of Maryland Department of Assessments and Taxation, which occurred on May 16, 2013.  The foregoing description of the amendments to the Company’s Charter is qualified in its entirety by reference to the full text of the Articles of Amendment, which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders

As noted above in Item 5.02 and 5.03, the Company held its Annual Meeting on May 16, 2013. There were 81,696,701 shares of Company common stock entitled to vote at the Annual Meeting.  There were six items voted upon at the Annual Meeting, with the voting results for each item set forth below.

Item 1.  During the Annual Meeting, stockholders voted to elect Richard D. Baum, Mariann Byerwalter and Jeffrey T. Pero as directors to serve on the Board of Directors until the annual meeting of stockholders in 2014 and until their successors are duly elected and qualify.  The stockholders’ votes with respect to the election of directors were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Richard D. Baum	63,838,090	1,989,486	65,361	9,997,280
Mariann Byerwalter	64,678,775	1,148,997	65,166	9,997,280
Jeffrey T. Pero	64,218,168	1,609,094	65,675	9,997,280

Item 2.  During the Annual Meeting, stockholders voted to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for 2013. The stockholders’ votes with respect to the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm were as follows:

For	Against	Abstentions	Broker Non-Votes
75,192,643	594,745	102,829	—

Item 3.  During the Annual Meeting, stockholders voted on an advisory resolution to approve named executive officer compensation as disclosed in the annual proxy statement for the Annual Meeting. The stockholders’ votes with respect to approval of this advisory resolution were as follows:

For	Against	Abstentions	Broker Non-Votes
63,285,984	2,448,075	158,879	9,997,280

 Item 4.  As noted in Item 5.03 above, during the Annual Meeting, stockholders voted to approve an amendment to the Company’s Charter to increase the number of shares of capital stock authorized for issuance from 165,000,000 to 180,000,000.  The stockholders’ votes with respect to this amendment of the Company’s Charter were as follows:

For	Against	Abstentions	Broker Non-Votes
70,840,438	2,219,100	2,830,679	—

Item 5. As noted in Item 5.02 above, during the Annual Meeting, stockholders voted to approve an amendment and restatement of the Company’s Incentive Plan.  The stockholders’ votes with respect to the amendment and restatement of the Incentive Plan were as follows:

For	Against	Abstentions	Broker Non-Votes
56,787,938	8,959,091	145,908	9,997,280

Item 6.  As noted in Item 5.02 above, during the Annual Meeting, stockholders voted to approve an amendment to the Company’s ESPP.  The stockholders’ votes with respect to the amendment to the ESPP were as follows:

For	Against	Abstentions	Broker Non-Votes
65,315,931	473,971	103,035	9,997,280

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 3.1	Articles of Amendment
Exhibit 10.1	Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan
Exhibit 10.2	2002 Redwood Trust, Inc. Employee Stock Purchase Plan, as amended through May 16, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 21, 2013	REDWOOD TRUST, INC.

	By:	/s/ Andrew P. Stone
Name: Andrew P. Stone
Title: General Counsel and Secretary

Exhibit Index

Exhibit No .	Exhibit Title

3.1	Articles of Amendment
10.1	Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan
10.2	2002 Redwood Trust, Inc. Employee Stock Purchase Plan, as amended through May 16, 2013